SIXTH AMENDMENT TO CREDIT AGREEMENT


                  This Sixth Amendment is made as of the 1st day of February, 1997 by and between FIELDS AIRCRAFT SPARES INCORPORATED, a California corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    RECITALS

                  The Borrower and the Lender have entered into the Credit and Security Agreement dated as of February 9, 1995 and amended by the First Amendment to Credit Agreement dated November 21, 1995, by the Second Amendment to Credit Agreement dated February 29, 1996, by the Third Amendment to Credit Agreement dated June 30, 1996, by the Fourth Amendment to Credit Agreement dated August 16, 1996 and by the Fifth Amendment to Credit Amendment dated January 1, 1997 (as amended, the "Credit Agreement").

                  The Borrower may request certain advances from the Lender from time to time pursuant to the Credit Agreement, and the Lender may, in its discretion, choose to make loans to the Borrower pursuant to the Credit Agreement. The Lender may demand repayment of the loans at any time pursuant to the terms of the Credit Agreement.

                  The loan advances under the Credit Agreement are evidenced by the Borrower's demand promissory note dated as of February 9, 1995, in the maximum principal amount of Ten Million Dollars ($10,000,000) and payable to the order of the Lender (the "Note").

                  All indebtedness of the Borrower to the Lender is secured pursuant to the terms of the Credit Agreement and all other Security Documents as defined therein (collectively, the "Security Documents") and is guaranteed pursuant to the unconditional guaranties of the Corporate Guarantors defined therein and is further guaranteed pursuant to the validity guaranties of the Individual Validity Guarantors (collectively, the "Validity Guarantors").

                  The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:



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         1.       Definitions and Amendments.

                  (a) Terms used in this Sixth Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

                  (b) The term "Net Investment Proceeds" is hereby defined to mean the proceeds received by the Borrower from any advance, loan, extension of credit or capital contribution to, or any sale or commitment to sell any stocks, bonds, notes, debentures or other securities of or any other investment in, the Borrower (each such transaction, an "Investment"), net of reasonable expenses incurred by the Borrower in connection with said Investment.

                  (c) The definition of the term "Borrowing Base" is hereby amended as follows: "Borrowing Base" means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of:

                           (i) $6,100,000 provided,  however, that the Borrowing
                  Base (i) shall be decreased by the amount of Net Investment Proceeds received by the Borrower on or after February 1, 1997 on each day of receipt of any of said proceeds, provided that in any event the Borrowing Base shall be decreased by no less than $450,000 on or before March 31, 1997, and (ii) shall further be decreased by $250,000 on the first day of April, 1997 and on the same day of each successive month thereafter;

                  or

                  (d)      the sum of:

                           (i) the lesser of (A) 75% of Eligible Accounts or (B)
                  $6,100,000; provided, however, that such maximum amount of Eligible Accounts (i) shall be reduced by the amount of Net Investment Proceeds received by the Borrower on or after February 1, 1997 on each day of receipt of any said proceeds, provided that in any event the maximum amount of Eligible
                  Accounts shall be reduced by no less than $450,000 on or before March 31, 1997, and (ii) shall further be reduced by $250,000 on the first day of April, 1997 and on the same day of each successive month thereafter; plus

                           (ii) the lesser of (A) 50% of Eligible  Inventory  or
                  (B) $5,800,000; provided, however, that such maximum amount of Eligible Inventory shall be reduced by $100,000 on the first day of March, 1997 and on the same day of each successive month thereafter, plus


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                           (iii)    $250,000.
                  (e) Section 2.12 Fees is hereby amended by adding the following subsection (f) at the end thereof:

                           (f) The Borrower  agrees to pay to Lender daily a fee
                  in the amount of $1,000 for each day during February, 1997 when the Borrowing Base has not been reduced upon the receipt of Net Investment Proceeds to or below $5,900,000 and for each day during March, 1997 when the Borrowing Base has not been reduced upon the receipt of Net Investment Proceeds to or below $5,650,000. Such daily fee shall be payable commencing on February 3, 1997 and continuing until the Borrowing Base has been so reduced during February 1997 and commencing March 1, 1997 until the Borrowing Base has been so reduced during March 1997.

                  (f) Section 6.10 Lockbox; Collateral Account is hereby amended by adding the following subsection (c) at the end thereof:

                           (c) The Borrower  agrees to deposit in the Collateral
                  Account or, at the Lender's option, to deliver to the Lender all Net Investment Proceeds which the Borrower may receive, immediately upon receipt thereof, in the form received, except for the Borrower's endorsement when deemed necessary. Until delivered to the Lender or deposited in the Collateral Account, no Net Investment Proceeds shall be commingled with any other funds or property of the Borrower. All Net Investment Proceeds deposited in the Collateral Account shall be subject to the provisions set forth in Section 6.10(b)
                  above applicable to any other amount deposited in the Collateral Account. Upon receipt of any Net Investment Proceeds, the Borrower shall promptly provide a report to the Lender describing the terms of the Investment giving rise to such Net Investment Proceeds and itemizing all expenses paid out of the proceeds of such Investment, together with such further information as the Lender may in its discretion require.

         2. No Other Amendments. Except as explicitly amended by this Sixth Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance thereunder.

         3. Conditions. This Sixth Amendment shall be effective (the "Effective Date") upon receipt by the Lender of an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

                  (a) The Acknowledgement and Agreement of Corporate Guarantors and the Acknowledgment and Agreement of Validity Guarantors set forth at the end of this Sixth Amendment, duly executed by each of the Corporate Guarantors and Individual Validity Guarantors, respectively.

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                  (b) Supplemental  Secretary's  Certificate  certifying (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Sixth Amendment and the performance by the Borrower of its obligation under the Sixth Amendment and the Credit Agreement as amended hereby, (ii) that the Articles of Incorporation and the Bylaws of the Borrower which were certified and delivered to the Lender pursuant to the Certificate of Secretary Borrower dated February 9, 1995 continue in full force and effect and have not been altered, amended or revised, and (iii) the signatures of the officers and agents of the Borrower authorized to execute and deliver this Sixth Amendment and other instruments, agreements and certificates, including Advance requests, on behalf of the Borrower.

                  (c) Payment of the fees and expenses required to be paid by the Borrower under Paragraph 8.

                  (d) Such other documents as the Lender in its sole discretion may require.

         4.       Representations and Warranties.

         The Borrower hereby represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Sixth Amendment and to perform all of its obligations hereunder and under the Credit Agreement as amended hereby, and this Sixth Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Sixth Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the Articles of Incorporation or By-Laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the  representations  and  warranties  contained in
         Article V of the Credit Agreement, as amended by this Sixth Amendment, are correct on and as of the date hereof and on the Effective Date, as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.


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         5.       References.  Upon  the Effective  Date, all  references in the
Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security
Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

         6. No Waiver. The Borrower acknowledges and agrees that the execution of this Sixth Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Sixth Amendment.

         7. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Sixth Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         8. Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Sixth Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

         9. Counterparts. This Sixth Amendment, the Acknowledgement and Agreement of Corporate Guarantors and the Acknowledgment and Agreement of Validity Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.



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                  IN WITNESS WHEREOF,  the parties hereto have caused this Sixth
Amendment to be duly executed as of the day and year first above written.

                    BORROWER:

                    FIELDS AIRCRAFT SPARES INCORPORATED (SEAL)


                    By:______________________________________
                    Its:_____________________________________


                    LENDER:
                    NORWEST BUSINESS CREDIT, INC. (SEAL)


                    By:_____________________________________
                    Its:____________________________________







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